Exhibit 10.2

EXECUTION VERSION

LOAN SALE AGREEMENT

between

APOLLO DEBT SOLUTIONS BDC,

as the Seller

and

WARBLER FUNDING LLC,

as the Purchaser

Dated as of October 10, 2025

i

TABLE OF CONTENTS

(continued)

ii

THIS LOAN SALE AGREEMENT, dated as of October 10, 2025 (as amended, modified, restated, or supplemented from time to time, this “Agreement”), is made by and between APOLLO DEBT SOLUTIONS BDC, a Delaware statutory trust (together with its successors and assigns in such capacity, the “Seller”) and WARBLER FUNDING LLC, a Delaware limited liability company (together with its successors and assigns in such capacity, the “Purchaser”).

PREAMBLE

WHEREAS, the Purchaser desires to acquire from time to time certain Loans, together with certain related property, as more fully described in the Loan and Security Agreement, dated as of October 10, 2025 (as amended, modified, restated or supplemented from time to time, the “Loan Agreement”), by and among the Purchaser, as the Borrower, the Seller, as the Equityholder and as the Collateral Manager, Wells Fargo Bank, National Association, as the Administrative Agent, The Bank of New York Mellon Trust Company, National Association, as the Collateral Agent, and each of the Lenders party thereto from time to time;

WHEREAS, it is a condition to the Purchaser’s acquisition of the Loans from the Seller that the Seller make certain representations, warranties and covenants regarding all Loans and related property sold and transferred pursuant to this Agreement for the benefit of the Purchaser; and

WHEREAS, the Purchaser may from time to time acquire certain Loans from the Seller pursuant to the terms and conditions set forth herein and in the Loan Agreement.

NOW, THEREFORE, based upon the above recitals, the mutual premises and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Definitions.

Capitalized terms used but not otherwise defined herein shall have the meanings attributed to such terms in the Loan Agreement. In addition, as used herein, the following defined terms, unless the context otherwise requires, shall have the following meanings:

“Conveyed Assets”: Collectively, the Loan Assets.

“Loan”: Any commercial loan (including any Participation Interest therein), note or security (i) which is sourced or originated by the Seller or any of its Affiliates and which the Purchaser acquires or (ii) which the Purchaser originates or acquires from a third party in the ordinary course of its business.

“Loan Assets”: Any Loan and related assets acquired by the Purchaser from the Seller, pursuant to Section 2.1(a), which assets shall, unless the Administrative Agent is otherwise notified at the time of the sale, include the Seller’s right, title and interest in the following:

(i) the Loans listed in the related Loan Schedule, all payments paid in respect thereof and all monies due, to become due or paid in respect thereof accruing on and after the applicable Transfer Date and all insurance proceeds, liquidation proceeds and other proceeds and recoveries thereon, in each case as they arise after the applicable Transfer Date;

(ii) all security interests and Liens and Related Property subject thereto from time to time purporting to secure payment by Obligors under such Loans;

(iii) all guaranties, indemnities and warranties, and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Loans;

(iv) all collections and records (including computer records) with respect to the foregoing;

(v) all Underlying Instruments relating to the applicable Loan Files; and

(vi) all income, payments, proceeds and other benefits of any and all of the foregoing, including but not limited to, all accounts, cash and currency, chattel paper, electronic chattel paper, tangible chattel paper, copyrights, copyright licenses, equipment, fixtures, general intangibles, instruments, commercial tort claims, deposit accounts, inventory, investment property, letter of credit rights, software, supporting obligations, accessions, and other property consisting of, arising out of, or related to the foregoing, but excluding any Excluded Amount with respect thereto.

“Loan Checklist”: An electronic or hard copy, as applicable, of a checklist delivered by or on behalf of the Purchaser to the Collateral Agent for each Loan, of all Required Loan Documents to be included within the respective Loan File, which shall specify whether such document is an original or a copy.

“Loan File”: With respect to each Loan, a file containing (a) each of the documents and items as set forth on the Loan Checklist with respect to such Loan and (b) duly executed originals and copies of any other relevant records relating to such Loans and the Underlying Assets pertaining thereto.

“Loan Schedule”: The schedule listing each Loan owned or scheduled to be acquired by the Purchaser and each Underlying Instrument in respect of each such Loan, along with a notation as to whether each such Underlying Instrument has been delivered by the Purchaser to the Collateral Agent and the Administrative Agent or, if any such Underlying Instrument has not been delivered and is a Required Loan Document, the anticipated delivery date of each such Underlying Instrument.

“Participation Interest”: The meaning set forth in Section 2.5(a).

“Purchaser”: The meaning set forth in the preamble.

“Related Property”: With respect to any Loan, means the interest of the Obligor in any property or other assets designated and pledged or mortgaged as collateral to secure repayment of such Loan.

“Repurchase Date”: The date as of which any Loan is repurchased or substituted by Seller pursuant to Section 5.1(d).

“Repurchase Price”: On any date of determination with respect to any Warranty Loan, an amount at least equal to the Sale Agreement Purchase Price of such Warranty Loan, less all payments of Principal Proceeds received by the Purchaser in connection with such Warranty Loan since the date it became a Conveyed Asset, plus accrued and unpaid interest thereon through such date of determination.

“Sale Agreement Purchase Price”: With respect to any Loan purchased hereunder, an amount equal to the fair market value of such Loan as agreed between the Purchaser and the Seller.

“Seller”: The meaning set forth in the preamble.

“Seller Retained Interest”: Accrued and unpaid interest (other than Accreted Interest) with respect to any Loan with respect to that period of time prior to the Transfer Date, with respect to the related Loan.

“Substitute Loan”: A Loan that replaces a Warranty Loan pursuant to Section 5.1(d); provided that such replacement Loan must be an Eligible Loan and must have an Assigned Value as of the related Transfer Date at least equal to the Assigned Value of the Warranty Loan being replaced.

“Transfer Date”: The date of transfer of any Loan Assets hereunder.

“Underlying Note”: One or more promissory notes executed by the applicable Obligor evidencing a Loan.

“Warranty Event”: The meaning specified in Section 5.1(d).

“Warranty Loan”: The meaning specified in Section 5.1(d).

Section 1.2 Other Terms.

The interpretive provisions contained in Section 1.2, Section 1.3 and Section 1.4 of the Loan Agreement are hereby incorporated by reference herein.

ARTICLE II

TRANSFER OF THE CONVEYED ASSETS

Section 2.1 Transfer of the Conveyed Assets.

(a) On each Transfer Date, in consideration of the payment of the aggregate Sale Agreement Purchase Price (whether in cash and/or in exchange for an increase in the value of Seller’s capital account in Purchaser by means of a contribution to capital), Seller will sell, contribute, transfer, assign and set over and otherwise convey to Purchaser and Purchaser will purchase from Seller, without recourse, all right, title and interest of Seller in, to and under the Loans listed in the related Loan Schedule and the other Loan Assets related to such Loans. Each of the Seller and the Purchaser agrees and acknowledges that the Sale Agreement Purchase Price of each Loan equals the fair market value thereof and that the sale thereof is being made on an arm’s length basis and on terms no less favorable to the Purchaser and Seller than would be the case if Seller were not the sole member of the Purchaser. The Loan Assets will be acquired, in each case, pursuant to this Agreement and one or more assignment agreements pursuant to the applicable Underlying Instruments having an effective date as specified in such assignment agreement without further amendment hereof. The Sale Agreement Purchase Price for each Loan Asset shall be paid by the Purchaser in a combination of (i) cash in immediately available funds and/or (ii) in exchange for an increase in the value of Seller’s capital account in Purchaser by means of a contribution to capital; provided that the Seller may elect to designate all or any portion of the Loan Asset being transferred by it to the Purchaser as a capital contribution to the Purchaser. Notwithstanding any other provision of this Agreement, only the rights and obligations of the Seller as a lender under such Loan are sold and transferred thereby. The sale and transfer of any Conveyed Assets hereunder does not constitute and is not intended to result in a creation or assumption by the Purchaser or any assignee of the Purchaser (including the Collateral Agent for the benefit of the Secured Parties), of any obligation of the Seller as administrative agent, collateral agent or paying agent under any Agented Loan.

(b) Except as specifically provided in this Agreement, the sale of any Conveyed Assets under this Agreement shall be without recourse to the Seller; it being understood that the Seller shall be liable to the Purchaser for all representations, warranties, covenants and indemnities made by the Seller pursuant to the terms of this Agreement, all of which obligations are limited so as not to constitute recourse to the Seller for the credit risk of the Obligors. Each of the Seller and the Purchaser agrees that the representations, warranties and covenants of the Seller set forth herein will run to and be for the benefit of the Purchaser and the Collateral Agent. The parties hereto acknowledge and agree that the Collateral Agent for the benefit of the Secured Parties is a third party beneficiary of such representations, warranties and covenants.

(c) Each of the Seller and the Purchaser intends and agrees that (i) the sale, conveyance and transfer of the Conveyed Assets by the Seller to the Purchaser pursuant to this Agreement in each and every case is intended to be, is and shall be treated for all purposes (other than tax and consolidated accounting purposes) as, an absolute sale, conveyance and transfer of ownership of the applicable Conveyed Assets (free and clear of any Lien other than Permitted Liens) rather than the mere granting of a security interest to secure a financing, a debt or any other obligation and (ii) such Conveyed Assets shall not be part of the Seller’s estate in the event of a filing of a bankruptcy petition or other action by or against the Seller under any Insolvency Law; provided that as a result of the consolidated required by GAAP, the transfers of the Conveyed Assets may be reflected as a financing by the Seller in its consolidated financial statements. It is, further, not the intention of the parties that any such sale, conveyance or transfer be deemed a pledge of any Conveyed Assets by the Seller to the Purchaser to secure a financing, a debt or other obligation of the Seller. However, in the event that notwithstanding such intent and agreement, any such Conveyed Assets are held to continue to be the property of the Seller, then the parties hereto agree that the Seller hereby grants to the Purchaser a security interest in all of its right, title and interest in, to and under such Conveyed Assets (whether now existing or hereafter created) and all proceeds thereof. For such purposes, this Agreement shall constitute a security agreement under the UCC, to secure the prompt and complete payment of a loan deemed to have been made by the Purchaser to the Seller in an amount equal to the aggregate purchase price paid to the Seller together with such other obligations of the Seller as may arise hereunder in favor of the Purchaser.

(d) If any such transfer of Conveyed Assets by the Seller to the Purchaser is deemed to be the mere granting of a security interest to secure a financing, the Purchaser, to secure the Purchaser’s obligations under the Loan Agreement, hereby assigns to the Collateral Agent for the benefit of the Secured Parties (i) all of the Conveyed Assets pledged to the Purchaser by the Seller and (ii) all proceeds thereof. The Seller hereby authorizes the Purchaser to file or cause to be filed, and the Purchaser shall file or shall cause to be filed, in all jurisdictions and with all filing offices as are necessary or advisable to perfect the precautionary security interest granted to the Purchaser pursuant to Section 2.1(c), a precautionary UCC-1 financing statement and any amendments thereto and continuation statements thereto as may be necessary or advisable naming the Seller as debtor, the Purchaser as secured party and the Collateral Agent as assignee, listing all of the Conveyed Assets pledged hereunder as collateral thereunder.

Section 2.2 Conveyance of Loan Assets.

As and when permitted by the Loan Agreement and subject to this Section 2.2 and the satisfaction of the conditions imposed under the Loan Agreement with respect to the acquisition of Loan Assets, the Seller may at its option (but shall not be obligated to), as the Seller may agree with the Purchaser, sell, convey and transfer to the Purchaser all the right, title and interest of the Seller in and to the Loan Assets identified in the related assignment agreement, in each and every case without recourse other than as expressly provided herein.

Section 2.3 Direct Assignments.

The Seller and the Purchaser acknowledge and agree that, solely for administrative convenience, any transfer document or assignment agreement (or, in the case of any Underlying Note, any chain of endorsement) required to be executed and delivered in connection with the transfer of a Loan in accordance with the terms of related Underlying Instruments may reflect that the Seller (or any third party from whom the Seller or the Purchaser may purchase a Loan) is assigning such Loan directly to the Purchaser. Nothing in any such transfer document or assignment agreement (or, in the case of any Underlying Note, nothing in such chain of endorsement) shall be deemed to impair the sales, conveyances and transfers of the Loans by the Seller to the Purchaser in accordance with the terms of this Agreement.

Section 2.4 Delivery of Documents.

With respect to each Loan transferred hereunder as part of the Conveyed Assets, within the time period required for delivery thereof under the Loan Agreement, the Seller, on behalf of the Purchaser and the Collateral Manager, will deliver or cause to be delivered to the Collateral Agent each of the Required Loan Documents with respect to such Loan.

Section 2.5 Participation Interests.

(a) With respect to any Loan transferred hereunder as part of the Conveyed Assets, pending the receipt of any required consents to, and the effectiveness of, the assignment of such Loan from the Seller to the Purchaser in accordance with the applicable Underlying Instrument, the Seller hereby sells to the Purchaser an undivided 100% participation in such Loan and the Related Property (each, a “Participation Interest”). The Participation Interests will not include any rights that are not permitted to be participated pursuant to the terms of the related Underlying Instrument. Such sale and assignment of the Participation Interests shall constitute an absolute sale of each such Participation Interest. Each of the Participation Interests has the following characteristics: (i) the Participation Interest represents an undivided participation interest in 100% of the underlying Loan and its proceeds (including Collections), and (ii) the Participation Interest represents a pass-through of all of the payments made on the Loan (including the Collections) and will last for the same length of time as such Loan. For the avoidance of doubt, each Participation Interest will terminate automatically upon the settlement of the assignment of the underlying Loan.

(b) Each of the Seller and the Purchaser shall use commercially reasonable efforts to, as soon as reasonably practicable after the Transfer Date therefor, cause the Purchaser to become a lender of record under the Underlying Instrument with respect to the Seller’s interest in the applicable Loan and take such action as shall be mutually agreeable in connection therewith and in accordance with the terms and conditions of the Underlying Instrument and consistent with the terms of this Agreement.

(c) With respect to each Participation Interest granted hereunder, the Seller shall direct the underlying administrative agent or obligor for each such Loan, as applicable, to send all Collections in respect of such Loan directly to the Collection Account.

(d) Pending settlement of the assignment of a Loan in accordance with the applicable Underlying Instrument, the Seller shall comply with any written instructions provided to the Seller by or on behalf of the Purchaser with respect to voting rights to be exercised by holders of the applicable Loan, other than with respect to any voting rights that are not permitted to be participated pursuant to the terms of the applicable Underlying Instrument.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

The Seller makes, and upon each transfer of Loan Assets is deemed to make, the representations and warranties (including with respect to any Loan sourced or originated by the Seller which for administrative convenience is assigned directly to the Purchaser in accordance with Section 2.4) set forth in Section 3.1, on which the Purchaser will rely in acquiring any Loan Assets on any applicable Transfer Date, and on which, in each case, each of the parties hereto acknowledges and agrees that the Collateral Agent, for the benefit of the Secured Parties, shall be entitled to rely as an express third party beneficiary as a condition of the Purchaser entering into the Transaction Documents to which it is a party. Each of the parties hereto acknowledges and agrees that such representations and warranties are being made by the Seller as to itself for the benefit of the Purchaser and the Collateral Agent, for the benefit of the Secured Parties.

The representations and warranties set forth in this Article III are given as of the Closing Date and each Transfer Date, as applicable, but shall survive the sale, transfer and assignment of the Conveyed Assets to the Purchaser hereunder.

Section 3.1 Representations and Warranties of the Seller.

By its execution of this Agreement, the Seller represents and warrants to the Purchaser as of the Closing Date and each Transfer Date, as applicable, that:

(a) Organization and Good Standing. The Seller has been duly formed, registered and is validly existing and in good standing under the laws of the State of Delaware, with all requisite power and authority to own or lease its properties and conduct its business as such business is presently conducted, and had at all relevant times, and now has all necessary power, authority and legal right to acquire, own and sell the Conveyed Assets.

(b) Due Qualification. The Seller is duly qualified to do business and is in good standing as a statutory trust, and has obtained all necessary qualifications, licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business requires such qualifications, licenses or approvals, except where the failure to be so qualified, licensed or approved would not reasonably be expected to have a Material Adverse Effect.

(c) Power and Authority; Due Authorization; Execution and Delivery. The Seller (i) has all necessary power, authority and legal right to (a) execute and deliver each Transaction Document to which it is a party, and (b) carry out the terms of the Transaction Documents to which it is a party, and (ii) has duly authorized by all necessary action, the execution, delivery and performance of each Transaction Document to which it is a party, including the transfer and assignment of a security interest in the Conveyed Assets on the terms and conditions herein provided. This Agreement and each other Transaction Document to which the Seller is a party have been duly executed and delivered by the Seller.

(d) Binding Obligation. Each Transaction Document to which the Seller is a party constitutes a legal, valid and binding obligation of the Seller enforceable against the Seller in accordance with its respective terms, except as such enforceability may be limited by Insolvency Laws and general principles of equity (whether considered in a suit at law or in equity).

(e) No Violation. The execution, delivery and performance of each Transaction Document to which it is a party and the fulfillment of the terms thereof will not (i)violate any Governing Documents of the Seller or any Contractual Obligation of the Seller, (ii) result in the creation or imposition of any Lien on the Collateral (other than any Permitted Lien), or (iii) violate any Applicable Law in any material respect.

(f) No Proceedings. There is no litigation, proceeding or investigation pending or, to the knowledge of a Responsible Officer of the Seller, threatened against the Seller, before any Governmental Authority (i) asserting the invalidity of any Transaction Document to which the Seller is a party, (ii) seeking to prevent the consummation of any of the transactions contemplated by any Transaction Document to which the Seller is a party or (iii) that could reasonably be expected to have a Material Adverse Effect.

(g) All Consents Required. All approvals, authorizations, consents, orders, licenses, filings or other actions of any Person or of any Governmental Authority (if any) required for the due execution, delivery and performance by the Seller of each Transaction Document to which the Seller is a party have been obtained.

(h) Bulk Sales. The execution, delivery and performance of this Agreement and the transactions contemplated hereby do not require compliance with any “bulk sales” act or similar law by the Seller.

(i) Solvency. The Seller is not the subject of any Insolvency Proceedings or Insolvency Event. The transactions under the Transaction Documents to which the Seller is a party do not and will not render the Seller not Solvent.

(j) Reports Accurate. All information, exhibits, financial statements, documents, books, records or reports furnished by or on behalf of the Seller (other than projections, forward-looking information, general economic data, industry information, information relating to third parties, information or documentation prepared by the Seller or one of its Affiliates for internal use or consideration, or statements as to (or the failure to make a statement as to) the value of, collectability of, prospects of or potential risks or benefits associated with a Loan or Obligor) to the Administrative Agent or any Lender in writing in connection with this Agreement are, as of their respective delivery dates (or such other date as may be specified therein), true, complete and correct in all material respects after giving effect to any updates thereto; provided that, to the extent any such information was furnished to the Seller by a related Obligor or any other third party (or is derived solely therefrom), such information is, as of the date such information is provided, (or such other date as may be specified therein) true, correct and complete in all material respects to the actual knowledge of a Responsible Officer of the Seller.

(k) Value Given. The Seller shall have received reasonably equivalent value from the Purchaser of the Conveyed Assets in consideration for the transfer to the Purchaser of the Conveyed Assets, and no such transfer shall have been made for or on account of an antecedent debt, and no such transfer is or may be voidable or subject to avoidance under any Section of the Bankruptcy Code.

(l) Accounting. Other than for tax and consolidated accounting purposes, the Seller accounts for the sale, conveyance and transfer of each Loan hereunder as a sale for legal purposes (including notations on its books, records and financial statements, in each case consistent with GAAP and with the requirements set forth herein).

(m) Investment Company Act. The Seller is a “business development company” under the 1940 Act.

(n) Compliance with Law. The Seller has complied in all respects with all Applicable Law to which is subject, except where such non-compliance would not be reasonably be expected to have a Material Adverse Effect.

(o) Sanctions. None of the Seller, any Person directly or indirectly Controlling the Seller, any Person directly or indirectly Controlled by the Seller nor, to the knowledge of the Seller, any Related Party of the foregoing or any other Affiliate of the Seller (i) is a Sanctioned Person; (ii) is owned or controlled by or is acting on behalf of a Sanctioned Person; (iii) is, to the Seller’s knowledge, under investigation for an alleged breach of Sanction(s) by a Governmental Authority that enforces Sanctions; or (iv) will fund any repayment of the Obligations with proceeds directly or, to its knowledge, indirectly derived from any transaction that would be prohibited by Sanctions or would otherwise cause any Lender or any other party to the Loan Agreement to be in breach of any Sanctions. The Seller will notify each Lender and the Administrative Agent in writing not more than five (5) Business Day after becoming aware of any material breach of this section.

(p) Anti-Money Laundering Laws and Anti-Corruption Laws. Each of the Seller, any Person directly or indirectly Controlled by, or directly or indirectly Controlling, the Seller and any Related Party of the foregoing is not, to the Seller’s knowledge, under investigation for an alleged violation of Anti-Money Laundering Laws or Anti-Corruption Laws by a Governmental Authority that enforces such laws.

(q) Eligibility of Loans. With respect to any Loan transferred hereunder, as of the applicable Transfer Date: (i) the Loan Schedule is an accurate and complete listing of all Loans included in the Conveyed Assets, and the information contained therein with respect to such Loan (including with respect to the identity of such Loan and the amounts owing thereunder) is true, correct and complete in all material respects as of the related Transfer Date and (ii) such Loan is an Eligible Loan.

(r) No Fraud. Each Loan originated by the Seller was, to the best of the Seller’s knowledge, originated without any fraud or material misrepresentation.

Section 3.2 Representations and Warranties of the Purchaser.

By its execution of this Agreement, the Purchaser hereby represents to the Seller as of the Closing Date and each Transfer Date, as applicable, that:

(a) Organization and Good Standing. The Purchaser has been duly organized, and is validly existing as a limited liability company in good standing, under the laws of the State of Delaware, with all requisite limited liability company power and authority to own or lease its properties and conduct its business as such business is presently conducted, and had at all relevant times, and now has all necessary power, authority and legal right to acquire, own and sell the Conveyed Assets.

(b) Due Qualification. The Purchaser is (i) duly qualified to do business and is in good standing as a limited liability company in its jurisdiction of formation, and (ii) has obtained all necessary qualifications, licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business requires such qualifications, licenses or approvals, except where the failure to be qualified, licensed or approved would not reasonably be expected to have a Material Adverse Effect.

(c) Power and Authority; Due Authorization; Execution and Delivery. The Purchaser (i) has all necessary limited liability company power, authority and legal right to (a) execute and deliver each Transaction Document to which it is a party, and (b) carry out the terms of the Transaction Documents to which it is a party, and (ii) has duly authorized by all necessary limited liability company action, the execution, delivery and performance of each Transaction Document to which it is a party. This Agreement and each other Transaction Document to which the Purchaser is a party have been duly executed and delivered by the Purchaser.

(d) Binding Obligation. Each Transaction Document to which the Purchaser is a party constitutes a legal, valid and binding obligation of the Purchaser enforceable against the Purchaser in accordance with its respective terms, except as such enforceability may be limited by Insolvency Laws and by general principles of equity (whether such enforceability is considered in a suit at law or in equity).

(e) All Consents Required. All approvals, authorizations, consents, orders, licenses, filings or other actions of any Person or of any Governmental Authority (if any) required for the due execution, delivery and performance by the Purchaser of each Transaction Document to which the Purchaser is a party have been obtained.

(f) No Violations. The execution, delivery and performance of each Transaction Document to which it is a party and the fulfillment of the terms thereof will not (i) violate any Governing Documents of the Purchaser or any Contractual Obligation of the Purchaser, (ii) result in the creation of any Lien on the Conveyed Assets (other than any Permitted Lien), or (iii) violate any Applicable Law in any material respect.

(g) No Proceedings. There is no litigation, proceeding or investigation pending or, to the knowledge of a Responsible Officer of the Purchaser, threatened against the Purchaser, before any Governmental Authority (i) asserting the invalidity of any Transaction Document to which the Purchaser is a party, (ii) seeking to prevent the consummation of any of the transactions contemplated by any Transaction Document to which the Purchaser is a party or (iii) that could reasonably be expected to have a Material Adverse Effect.

ARTICLE IV

PERFECTION OF TRANSFER

AND PROTECTION OF SECURITY INTERESTS

Section 4.1 Custody of Loan.

With respect to each Loan transferred hereunder as part of the Conveyed Assets, within the time period required for delivery thereof under the Loan Agreement, the Seller shall deliver, or cause to be delivered, copies (or originals, if required by the definition of Required Loan Documents) of the Required Loan Documents to the Collateral Agent.

Section 4.2 Filing.

Each of the Seller and the Purchaser hereby authorizes the Collateral Manager and the Collateral Agent to prepare and file such UCC financing statements (including but not limited to amendment, renewal, continuation or in lieu statements) and amendments or supplements thereto or other instruments as the Collateral Manager or the Collateral Agent may from time to time deem necessary or appropriate in order to perfect and maintain the security interests granted hereunder in accordance with the UCC.

Section 4.3 Changes in Name, Corporate Structure or Location.

If any change in the Seller’s name, identity, structure, existence, state of formation, location or other action would make any financing or continuation statement or notice of ownership interest or lien relating to any Conveyed Assets seriously misleading within the meaning of applicable provisions of the UCC or any title statute, the Seller, no later than ten (10) Business Days after the effective date of such change, shall file such amendments as may be required to preserve and protect the Purchaser’s and the Collateral Agent’s respective security interests in the Conveyed Assets.

Section 4.4 Costs and Expenses.

The Purchaser under the Loan Agreement will be obligated to pay all reasonable invoiced costs and disbursements in connection with the perfection and the maintenance of perfection, as against all third parties, of the Purchaser’s right, title and interest in and to the Conveyed Assets (including, without limitation, the security interests provided for in the Loan Agreement).

Section 4.5 Sale Treatment.

The Seller and the Purchaser shall treat the transfer of Conveyed Assets hereunder for all purposes (other than tax and consolidated accounting purposes) as a sale and purchase on all of their relevant books and records and any consolidated financial statements shall disclose that the Conveyed Assets are specifically owned by the Purchaser and not the Seller.

ARTICLE V

COVENANTS

Section 5.1 Covenants of the Seller.

The Seller makes the following covenants on which the Purchaser will rely in acquiring any Loan Assets on any applicable Transfer Date, and on which, in each case, each of the parties hereto acknowledges and agrees that the Collateral Agent, for the benefit of the Secured Parties, shall be entitled to rely as an express third party beneficiary as a condition of the Purchaser entering into the Transaction Documents to which it is a party:

(a) Compliance with Laws. The Seller will comply in all material respects with all Applicable Law in connection with the performance of its obligations under this Agreement.

(b) Existence. During the term of this Agreement, the Seller will (i) preserve and maintain its statutory trust existence, rights, franchises and privileges in the jurisdiction of its formation and (ii) qualify and remain qualified in good standing in each jurisdiction where the failure to preserve and maintain such existence, rights, franchises, privileges and qualification has had, or would reasonably be expected to have, a Material Adverse Effect.

(c) Security Interests. The Seller will not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any lien on any Conveyed Assets (other than any Permitted Lien). Promptly after a Responsible Officer of the Seller has knowledge thereof, the Seller will notify the Purchaser and the Collateral Agent of the existence of any Lien on any Conveyed Assets (other than any Permitted Lien); and the Seller shall defend the respective right, title and interest of the Purchaser in, to and under the Conveyed Assets against all claims of third parties; provided that nothing in this Section 5.1(b) shall prevent or be deemed to prohibit the Seller from suffering to exist Permitted Liens upon any of the Conveyed Assets. For the avoidance of doubt, this Section 5.2(b) shall not apply to any property retained by the Seller and not conveyed or purported to be conveyed to the Purchaser hereunder.

(d) Collections. All Collections (other than Seller Retained Interest) received by it with respect to the Conveyed Assets transferred hereunder shall be held in trust for the benefit of the Collateral Agent for the benefit of the Secured Parties until deposited into the Collection Account within two (2) Business Days after receipt.

(e) Mandatory Repurchase or Substitution of Warranty Loans. (i) In the event of a material breach of any representation or warranty set forth in Section 3.1(p) (a “Warranty Event”) with respect to a Loan transferred hereunder (each, a “Warranty Loan”), no later than thirty (30) days after the earlier of (A) knowledge of such breach on the part of the Seller and (B) receipt by the Seller of written notice thereof given by the Purchaser, Collateral Agent or any other Secured Party, the Seller shall repurchase each such Warranty Loan for a purchase price equal to the Repurchase Price or substitute such Warranty Loan with a Substitute Loan; provided, however, that no such repurchase (or substitution) shall be required to be made with respect to such Warranty Loan (and such Loan shall cease to be a Warranty Loan) if, on or before the expiration of such 30 day period, the representations and warranties in Section 3.1(t) shall be made true and correct in all material respects with respect to such Warranty Loan as if such Warranty Loan had been transferred to the Purchaser on such day. Nothing in this Section 5.1(d) shall be construed to give the Seller any right, title or interest in and to any Conveyed Assets after the applicable Transfer Date (unless and until after such Warranty Loans and the related Conveyed Assets related to such Warranty Loan are repurchased (or substituted) in accordance with this Section 5.1(d)) or to require Seller to repurchase (or substitute) any Loan due to the lack of future performance, decline in value or as a result of the applicable Obligor’s insolvency, credit loss or general inability to repay its Underlying Loan.

(ii) Upon the Purchaser’s receipt of the Repurchase Price (or a Substitute Loan) for a Warranty Loan, the Purchaser shall automatically and without further action be deemed to transfer, assign and set over to Seller all the right, title and interest of the Purchaser in, to and under such Warranty Loan and related Conveyed Assets, and all income and proceeds of the foregoing, free and clear of any Lien created pursuant to this Agreement. The Purchaser hereby confirms and agrees that, with respect to each Warranty Loan sold or exchanged hereunder, from and after the applicable Repurchase Date, the Purchaser shall have no further right, title or interest in such Warranty Loan or the related Conveyed Assets and that receipt of the Repurchase Price or a Substitute Loan shall be the sole remedy available to the Purchaser with respect to the breaches giving rise to classification of such Loan as a Warranty Loan.

(iii) The Repurchase Price for any Warranty Loan which is to be purchased by the Seller pursuant to this Section 5.1(d) shall be remitted by the Seller in immediately available funds to or as directed by the Purchaser within five (5) Business Days of the date on which such obligation arises unless on or before such date the Seller replaces such Warranty Loan with a Substitute Loan in accordance with this Agreement and the Loan Agreement. After Seller has paid the Repurchase Price or completed a permitted transfer of a Substitute Loan, the Purchaser shall, at the sole expense of Seller, execute such documents and instruments of transfer as may be prepared by the Seller and take such other actions as shall reasonably be requested by the Seller to effect the transfer of each such Warranty Loan and the related Conveyed Assets pursuant to this Section 5.1(d).

(f) Compliance with Sanctions. None of the Seller, any Person directly or indirectly Controlling the Purchaser, any Person directly or indirectly Controlled by the Seller nor, to the knowledge of the Seller, any Related Party of the foregoing will, directly or indirectly, use the proceeds of any Advance hereunder, or lend, contribute, or otherwise make available such proceeds to any subsidiary, joint venture partner, or other Person (i) to fund any activities or business of or with a Sanctioned Person to the extent in violation of applicable Sanctions, or (ii) in any manner that would be prohibited by Sanctions or would otherwise cause any Lender to be in material breach of any Sanctions. Each such Person shall comply with all applicable Sanctions in all material respects, and shall maintain policies and procedures reasonably designed to ensure compliance with Sanctions. Each such Person will notify each Lender and the Administrative Agent in writing not more than five (5) Business Days after becoming aware of any breach of this section.

(g) Compliance with Anti-Money Laundering Laws and Anti-Corruption Laws. The Seller, each Person directly or indirectly Controlling the Seller, each Person directly, or indirectly Controlled by the Seller and, to the Seller’s knowledge, any other Related Party of the Seller shall: (i) comply with all applicable Anti-Money Laundering Laws and Anti-Corruption Laws in all material respects, and shall maintain policies and procedures reasonably designed to achieve compliance with the Anti-Money Laundering Laws and Anti-Corruption Laws; (ii) conduct the requisite due diligence in connection with the transactions contemplated herein for purposes of complying with the Anti-Money Laundering Laws, including with respect to the legitimacy of any applicable investor and the origin of the assets used by such investor to purchase the property in question, and will maintain sufficient information to identify any applicable investor for purposes of the Anti-Money Laundering Laws; (iii) not, directly or indirectly, use the proceeds of any Advance hereunder to fund, finance or facilitate any activities, business or transactions that are in violation of any Anti-Corruption Laws or Anti-Money Laundering Laws; and (iv) ensure it does not fund any repayment of the Obligations with proceeds directly or, to its knowledge, indirectly derived from any activities in violation of any Anti-Corruption Laws or Anti-Money Laundering Laws.

ARTICLE VI

CERTAIN MATTERS

Section 6.1 Liabilities to Obligors.

The Seller hereby acknowledges and agrees that no obligation or liability of the Seller to any Obligor under any of the Loans is intended to be assumed by the Purchaser, the Collateral Manager, the Collateral Agent or the Lenders under or as a result of this Agreement and the transactions contemplated hereby and under the other Transaction Documents, and the Collateral Agent for the benefit of the Secured Parties is expressly named as a third party beneficiary of this Agreement for purposes of this Section 6.1.

Section 6.2 Limitation on Liability.

The Seller shall be liable under this Agreement only to the extent of the obligations specifically undertaken by the Seller under this Agreement. The Seller and any shareholder, partner, member, manager, director, officer, employee or agent of the Seller may rely in good faith on any document of any kind, prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Seller and any shareholder, partner, member, manager, director, officer, employee or agent of the Seller shall be reimbursed by the Purchaser (subject to the availability of funds in accordance with Section 2.7 or Section 2.8 of the Loan Agreement, as applicable) for any liability or expense incurred by reason of the Purchaser’s willful misfeasance, bad faith or gross negligence (except errors in judgment) in the performance of its respective duties hereunder, or by reason of reckless disregard of its obligations and duties hereunder. The Seller shall not be under any obligation to appear in, prosecute or defend any legal action that shall not be incidental to its obligations under this Agreement or the other Transaction Documents and that in its opinion may involve it in any expense or liability.

ARTICLE VII

RESERVED

ARTICLE VIII

MISCELLANEOUS

Section 8.1 Amendment.

No amendment, waiver or other modification of any provision of this Agreement shall be effective unless signed by the Purchaser and the Seller and consented to in writing by the Administrative Agent.

Section 8.2 Governing Law.

(a) THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(b) EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT. Each party hereto (i) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (ii) acknowledges that it and the other parties hereto have been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 8.2(b).

Section 8.3 Notices.

All notices, reports and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including any electronic communication) and mailed, e-mailed, transmitted or delivered, as to each party hereto, at its applicable address set forth on Schedule 1 to this Agreement or at such other address as shall be designated by such party in a written notice to the other parties hereto. All such notices and communications shall be effective (a) upon receipt when sent through the U.S. mail, registered or certified mail, return receipt requested, postage prepaid, with such receipt to be effective the date of delivery indicated on the return receipt, (b) one (1) Business Day after delivery to an overnight courier, (c) on the date personally delivered to a Responsible Officer of the party to which sent, or (d) on the date transmitted by legible facsimile transmission or electronic mail transmission with a confirmation of receipt, which may be a verbal telephonic confirmation.

Section 8.4 Severability of Provisions.

If one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever prohibited or held invalid or unenforceable, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement and any such prohibition, invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such covenant, agreement, provision or term in any other jurisdiction.

Section 8.5 Third Party Beneficiaries.

The parties hereto hereby manifest their intent that the Collateral Agent, on behalf of the Secured Parties, the Administrative Agent and the Lenders (and any other indemnified parties) are express third party beneficiaries of this Agreement and that no other third party shall be deemed a third party beneficiary of this Agreement, and specifically that the Obligors are not third party beneficiaries of this Agreement. By execution of this Agreement, the parties hereto acknowledge that the Collateral Manager will be exercising the rights and performing the duties of the Purchaser hereunder pursuant to Section 6.2 of the Loan Agreement.

Section 8.6 Execution in Counterparts; Severability; Integration.

This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts (including by PDF or electronic mail transmission), each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. This Agreement shall be valid, binding, and enforceable against a party when executed and delivered by an authorized individual on behalf of the party by means of (i) an original manual signature; (ii) a scanned or photocopied manual signature, or (iii) any other electronic signature permitted by the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, and/or any other relevant electronic signatures law, including any relevant provisions of the UCC (collectively, “Signature Law”), in each case to the extent applicable. Each scanned or photocopied manual signature, or other electronic signature, shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any scanned or photocopied manual signature, or other electronic signature, of any other party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof. For the avoidance of doubt, original manual signatures shall be used for execution or indorsement of writings when required under the UCC or other Signature Law due to the character or intended character of the writings. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby. This Agreement, the Loan Agreement, the other Transaction Documents and any agreements or letters (including fee letters) executed in connection herewith contain the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof, superseding all prior oral or written understandings.

Section 8.7 Headings.

The headings of the various Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

Section 8.8 No Bankruptcy Petition; Disclaimer.

(a) The Seller covenants and agrees that, prior to the date that is one year and one day after the satisfaction and discharge of the Loan Agreement or, if longer, the applicable preference period then in effect, it will not institute against the Purchaser, or join any other Person in instituting against the Purchaser, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceedings under the laws of the United States or any state of the United States. This Section 8.8 will survive the termination of this Agreement.

(b) The provisions of this Section 8.8 shall be for the third party benefit of those entitled to rely thereon, including the Collateral Agent for the benefit of the Secured Parties, and shall survive the termination of this Agreement.

Section 8.9 Jurisdiction; Waivers.

Each party hereto hereby irrevocably submits to the non-exclusive jurisdiction of any New York State or Federal court sitting in the Borough of Manhattan in The City of New York in any action or proceeding arising out of or relating to this Agreement, and hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York State or Federal court. Each party hereto hereby irrevocably waives, to the fullest extent that it may legally do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. Each party hereto irrevocably consents to the service of any and all process in any action or proceeding by the mailing or delivery of copies of such process to it at the address set forth in Schedule 2. Each party hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each party hereto hereby irrevocably waives, to the fullest extent that it may legally do so, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 8.9 any special, indirect, exemplary, punitive or consequential (including loss of profit) damages.

Section 8.10 No Partnership.

Nothing herein contained shall be deemed or construed to create a co-partnership or joint venture between the parties hereto.

Section 8.11 Successors and Assigns; Assignment to Collateral Agent.

This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Each of the parties hereto acknowledges that the rights of the Purchaser under this Agreement are hereby collaterally assigned to the Collateral Agent provided, that the Collateral Agent has agreed in the Loan Agreement that unless and until an Event of Default shall have occurred and be continuing and the Termination Date has been declared, the Obligations under the Loan Agreement accelerated and the Collateral Agent has delivered a Notice of Exclusive Control, the Collateral Manager on behalf of Purchaser may continue to exercise its rights hereunder pursuant to the terms of the Loan Agreement.

Section 8.12 Duration of Agreement.

This Agreement shall continue in existence and effect until the repayment, satisfaction or discharge of all Obligations under the Loan Agreement.

Section 8.13 Limited Recourse.

(a) No recourse under or with respect to any obligation, covenant or agreement (including, without limitation, the payment of any fees or any other obligations) of the Seller as contained in this Agreement, the Loan Agreement, the other Transaction Documents or any other agreement, instrument or document entered into by it pursuant hereto or in connection herewith shall be had against any incorporator, affiliate, stockholder, officer, partner, general partner, member, manager, trust settlor, trustee, beneficiary, employee or director of the Seller by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute or otherwise; it being expressly agreed and understood that the agreements of the Seller contained in this Agreement, the Loan Agreement, the other Transaction Documents and all of the other agreements, instruments and documents entered into by it pursuant hereto or in connection herewith are, in each case, solely the trust obligations of the Seller, and that no personal liability whatsoever shall attach to or be incurred by the Seller or any incorporator, stockholder, affiliate, officer, partner, general partner, member, manager, trust settlor, trustee, beneficiary, employee or director of the Seller under or by reason of any of the obligations, covenants or agreements of the Seller contained in this Agreement, the Loan Agreement, the other Transaction Documents or in any other such instruments, documents or agreements, or that are implied therefrom, and that any and all personal liability of the Seller and each incorporator, stockholder, affiliate, officer, partner, general partner, member, manager, trust settlor, trustee, beneficiary, employee or director of the Seller, or any of them, for breaches by the Seller of any such obligations, covenants or agreements, which liability may arise either at common law or at equity, by statute or constitution, or otherwise, is hereby expressly waived as a condition of and in consideration for the execution of this Agreement; provided that the foregoing non-recourse provisions shall in no way affect any rights the Secured Parties might have against any incorporator, affiliate, stockholder, officer, employee, partner, general partner, member, manager, trust settlor, trustee, beneficiary, or director of the Seller to the extent of any fraud, misappropriation, embezzlement or any other financial crime constituting a felony by such Person.

(b) Notwithstanding any contrary provision set forth herein, no claim may be made by the Seller or any other Person against the Administrative Agent and the Secured Parties or their respective Affiliates, directors, officers, employees, attorneys or agents for any special, indirect, consequential or punitive damages in respect to any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement, or any act, omission or event occurring in connection therewith; and the Seller hereby waives, releases, and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected.

(c) No recourse shall be had for the payment of any amount owing by the Purchaser or Seller under this Agreement, any other Transaction Document or for the payment by the Purchaser or Seller of any fee in respect hereof or any other obligation or claim of or against the Purchaser or Seller arising out of or based upon this Agreement or any other Transaction Document, against any employee, officer, director, shareholder, partner, general partner, member or manager of the Purchaser or Seller or of any Affiliate of such Person (other than the Seller or the Purchaser, as applicable). Recourse in respect of any obligations of the Purchaser under this Agreement shall be limited to the Collateral (the proceeds of which are to be applied in accordance with Section 2.7 and Section 2.8 of the Loan Agreement) and on the exhaustion thereof all claims against the Purchaser hereunder shall be extinguished. The provisions of this Section 8.13 shall survive the termination of this Agreement.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.

WARBLER FUNDING LLC, as Purchaser

By: Apollo Debt Solutions BDC, its member

By:	/s/ Kristin Hester
Name: Kristin Hester
Title: Chief Legal Officer

[Signature Page to Loan Sale Agreement]

APOLLON DEBT SLUTIONS BDC, as Seller

By:	/s/ Kristin Hester
Name: Kristin Hester
Title: Chief Legal Officer

[Signature Page to Loan Sale Agreement]

SCHEDULE 1

NOTICE INFORMATION

Seller:

APOLLO DEBT SOLUTIONS BDC

9 West 57th Street

New York, NY 10019

Attention: Kristin Hester

Telephone: (212) 822-0509

Email: ADSFinance@Apollo.com; RegulatedFundsLegal@Apollo.com

Purchaser:

WARBLER FUNDING LLC

c/o Apollo Debt Solutions BDC

9 West 57th Street

New York, NY 10019

Attention: Kristin Hester

Telephone: (212) 822-0509

Email: ADSFinance@Apollo.com; RegulatedFundsLegal@Apollo.com

Collateral Agent:

THE BANK OF NEW YORK MELLON TRUST COMPANY, NATIONAL ASSOCIATION

500 Ross Street, Suite 625

Pittsburgh, PA 15262

Attention: Global Corporate Trust – Warbler Funding LLC

Administrative Agent

WELLS FARGO BANK, NATIONAL ASSOCIATION

550 S. Tryon Street

Charlotte, NC 28202

Attention: Corporate Debt Finance

Confirmation: (704) 410-2358

Email: scp.mmloans@wellsfargo.com and cp.conduits@wellsfargo.com